EXHIBIT 21.1

                            VCA ANTECH, INCORPORATED
                                  SUBSIDIARIES

                                                               JURISDICTION OF
                                                                 ORGANIZATION /
           NAME OF SUBSIDIARY                                     FORMATION
---------------------------------------------                  ----------------
AAH Merger Corporation                                             Delaware
Academy Animal, Inc.                                               Maryland
All Pet Complex                                                      Utah
Anderson Animal Hospital, Inc.                                     Colorado
Animal Center, Inc.                                               California
Animal Clinic of Santa Cruz, Inc.                                 California
Animal Emergency Clinic, P.C.                                      Illinois
Animal Hospital of St. Petersburg, LLC                            California
Asher Veterinary Medical Clinic                                   California
Beaumont Veterinary Associates, P.C.                                Texas
BerLa, Inc.                                                       California
Black Mountain Animal Hospital, L.P.                              California
Cacoosing Animal Hospital, Ltd.                                  Pennsylvania
Cacoosing Pet Care & Nutrition Center, Inc.                      Pennsylvania
Castle Shannon Pet Store, Inc.                                    California
Clarmar Animal Hospital, Inc.                                     California
Detwiler Veterinary Clinic, Inc.                                 Pennsylvania
Diagnostic Veterinary Service, Inc.                               California
Eagle Park Animal Clinic, Inc.                                     Indiana
Eagle River Veterinary Hospital, Inc.                               Alaska
Edgebrook, Inc.                                                   New Jersey
Florida Veterinary Laboratories, Inc.                              Florida
Fox Chapel Animal Hospital, Inc.                                 Pennsylvania
Freehold, Inc.                                                    New Jersey
Glen Animal Hospital, Inc.                                         New York
Golden Merger Corporation                                          Delaware
H.B. Animal Clinics, Inc.                                         California
Highlands Animal Hospital, Inc.                                    Virginia
Howell Branch Animal Hospital, P.A.                                Florida
Kirkwood Animal Hospital-Lea M.E. Tammi, V.M.D., P.A.              Delaware


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Kirkwood Animal Hospital Boarding and Grooming, Inc.               Delaware
Lake Jackson Veterinary Clinic, Inc.                                Texas
Lakeside Animal Partnership                                       California
Lakewood Animal Hospital, Inc.                                    California
Lammers Veterinary Hospital, Inc.                                 California
Lewelling Veterinary Clinic, Inc.                                 California
M.S. Animal Hospitals, Inc.                                       California
Main Street Small Animal Hospital, Inc.                           California
Miller Animal Hospital                                            California
Newark Animal Hospital, Inc.                                       Delaware
North Rockville Veterinary Hospital, Inc.                          Maryland
Northern Animal Hospital, Inc.                                     Arizona
Northside Animal Hospital, P.C.                                  Connecticut
Noyes Animal Hospital, Inc.                                        Illinois
Oak Hill Animal Hospital, Inc.                                  Massachusetts
Old Town Veterinary Hospital, Inc.                                 Virginia
Pet Practice (Massachusetts), Inc.                                 Delaware
Pets' Rx Nevada, Inc.                                               Nevada
Pets' Rx, Inc.                                                     Delaware
PPI of Pennsylvania, Inc.                                          Delaware
Princeton Animal Hospital, Inc.                                   California
Professional Veterinary Services, Inc.                             Indiana
Riviera Animal Hospital, Inc.                                      Florida
Robertson Blvd. Animal Hospital, Inc.                             California
Rossmoor - El Dorado Animal Hospital, Inc.                        California
Rossmoor Center Animal Clinic, Inc.                               California
San Vicente Animal Clinic                                         California
Silver Spur Animal Hospital, Inc.                                 California
South County Veterinary Clinic, Inc.                              California
Southeast Area Veterinary  Medical Center, P.C.                    Colorado
Spanish River Animal Hospital, Inc.                                Florida
Spring Mountain Animal Hospital, LLC                                Nevada
Tampa Animal Medical Center, Inc.                                  Florida
The Pet Practice (Massachusetts), Inc.                          Massachusetts


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The Pet Practice (Florida), Inc.                                   Delaware
The Pet Practice (Illinois), Inc.                                  Delaware
The Pet Practice of Michigan, Inc.                                 Delaware
VCA - Asher, Inc.                                                 California
VCA - Rossmoor, Inc.                                              California
VCA Alabama, Inc.                                                  Alabama
VCA Albany Animal Hospital, Inc.                                  California
VCA Albany Animal Hospital                                        California
VCA Albuquerque, Inc.                                             California
VCA All Pets Animal Complex, Inc.                                 California
VCA Alpine Animal Hospital, Inc.                                  California
VCA Ana Brook Animal Hospital                                     California
VCA Anderson of California Animal Hospital, Inc.                  California
VCA Animal Hospital West, Inc.                                    California
VCA Animal Hospitals, Inc.                                        California
VCA APAC Animal Hospital, Inc.                                    California
VCA Associates Animal Hospital, L.P.                              California
VCA Bay Area Animal Hospital, Inc.                                California
VCA Cacoosing Animal Hospital, Inc.                               California
VCA Castle Shannon Veterinary Hospital, Inc.                      California
VCA Centers-Texas, Inc.                                             Texas
VCA Cenvet, Inc.                                                  California
VCA Clarmar Animal Hospital, Inc.                                 California
VCA Clinical Veterinary Labs, Inc.                                California
VCA Clinipath Labs, Inc.                                          California
VCA Closter, Inc.                                                 New Jersey
VCA Coast Animal Hospital LLC                                     California
VCA Companion Animal Hospital, L.P.                               California
VCA Detwiler Animal Hospital, Inc.                                California
VCA Dover Animal Hospital, Inc.                                    Delaware
VCA Eagle River Animal Hospital, Inc.                             California
VCA East Anchorage Animal Hospital, Inc.                          California
VCA Golden Cove Animal Hospital, Inc.                             California
VCA Greater Savannah Animal Hospital, Inc.                        California


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VCA Greater Savannah Animal Hospital, L.P.                        California
VCA Heritage Animal Hospital, LP                                  California
VCA Howell Branch Animal Hospital, Inc.                           California
VCA Information Systems, Inc.                                     California
VCA Kaneohe Animal Hospital, Inc.                                 California
VCA Kenwood Animal Hospital L.P.                                  California
VCA Lakeside Animal Hospital, Inc.                                California
VCA Lamb and Stewart Animal Hospital, Inc.                        California
VCA Lammers Animal Hospital, Inc.                                 California
VCA Lewis Animal Hospital, Inc.                                   California
VCA MacArthur Animal Hospital L.P.                                California
VCA Marina Animal Hospital, Inc.                                  California
VCA Miller Animal Hospital, Inc.                                  California
VCA Mission, Inc.                                                 California
VCA New London Vet. Hospital L.P.                                 California
VCA Northboro Animal Hospital, Inc.                               California
VCA Northwest Veterinary Diagnostics, Inc.                        California
VCA of Colorado-Anderson, Inc.                                    California
VCA of New York, Inc.                                              Delaware
VCA of San Jose, Inc.                                             California
VCA of Teresita, Inc.                                             California
VCA Oneida Animal Hospital L.P.                                   California
VCA Professional Animal Laboratory, Inc.                          California
VCA Real Property Acquisition Corporation                         California
VCA Referral Associates Animal Hospital, Inc.                     California
VCA Rohrig Animal Hospital, Inc.                                  California
VCA Rohrig Animal Hospital                                        California
VCA Rome Animal Hospital L.P.                                     California
VCA Santa Anita Animal Hospital L.P.                              California
VCA Silver Spur Animal Hospital, Inc.                             California
VCA South County Animal Hospital, LLC                             California
VCA South Shore Animal Hospital, Inc.                             California
VCA Spanish River Animal Hospital, L.P.                            Delaware
VCA Specialty Pet Products, Inc.                                  California


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VCA Squire Animal Hospital, Inc.                                  California
VCA St. Petersburg Animal Hospital, Inc.                          California
VCA Texas Management, Inc.                                        California
VCA Triangle Tower Animal Hospital, L.P.                          California
VCA Twin Rivers Animal Hospital LLC                                Delaware
VCA Villa Animal Hospital, L.P.                                   California
VCA Wyoming Animal Hospital, Inc.                                 California
Veterinary Centers of America, Inc.                                Delaware
Veterinary Centers of America- Texas, L.P.                          Texas
Veterinary Hospitals, Inc.                                        California
Vicar Operating, Inc.                                              Delaware
W.E. Zuschlag, D.V.M., Worth Animal Hospital, Chartered            Illinois
West Los Angeles Veterinary Medical Group, Inc.                   California
Westwood Dog & Cat Hospital                                       California
William C. Fouts, D.V.M., Ltd.                                      Nevada
Wingate, Inc.                                                      Colorado
Wisdom Group, L.P.                                                California


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